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                                                                    Exhibit 11.1

                               Gartner Group, Inc.
           Computation of Basic and Diluted Earnings per Common Share
                    (In thousands, except per share amounts)

                                                                       For the three months ended,     For the nine months ended,
                                                                                June 30,                        June 30,
                                                                          1998            1997            1998            1997
                                                                          ----            ----            ----            ----
Numerator:
     Net income                                                         $ 22,982        $ 18,455        $ 68,725        $ 55,697
                                                                        ========        ========        ========        ========

Denominator
     Denominator for basic earnings per share - weighted average
     number of common shares outstanding                                 101,272          95,326          99,755          94,277

     Effect of dilutive securities:
          Weighted average number of common shares under warrant
          outstanding                                                        388             245             368             278
          Weighted average number of option shares outstanding             4,817           7,082           5,552           7,569
                                                                        --------        --------        --------        --------
          Dilutive potential common shares                                 5,205           7,327           5,920           7,847
                                                                        --------        --------        --------        --------
          Denominator for diluted earnings per share - adjusted
          weighted average number of common shares outstanding           106,477         102,653         105,675         102,124
                                                                        ========        ========        ========        ========

Basic earnings per common share                                         $   0.23        $   0.19        $   0.69        $   0.59
                                                                        ========        ========        ========        ========
Diluted earnings per common share                                       $   0.22        $   0.18        $   0.65        $   0.55
                                                                        ========        ========        ========        ========

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